UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): November 19, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)                                 On August 22, 2012, Lime Energy Co. (the “Company”) announced that it had received a letter from The NASDAQ OMX Group (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c) (the “Listing Rule”) due to the delay in the filing of its quarterly financial statements for the period ended June 30, 2012.  As the Company announced on August 21, 2012, the filing of its financial statements will be delayed pending completion of its internal investigation of its recording of revenue and related accounting review.

Pursuant to NASDAQ rules, the Company was required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter.  The Company submitted a Plan of Compliance to NASDAQ on October 15, 2012 and updated the Plan on November 15, 2012. Upon acceptance of the Company’s Plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-Q’s filing due date for the Company to regain compliance with NASDAQ’s filing requirements for continued listing.

On November 19, 2012, NASDAQ issued a second letter indicating that it had not received the Company’s Form 10-Q for the period ending September 30, 2012 and that the Company remains delinquent in the filing of its Form 10-Q for the period ended June 30, 2102, therefore the Company does not comply with the Listing Rule for continued listing.  The letter acknowledges receipt of the Plan of Compliance on October 15, 2012 and the update received on November 15, 2012 and requests that the Company submit an additional update by November 29, 2012, to assist the NASDAQ in its review of the Plan of Compliance.

The Company continues to work diligently to complete the accounting review and has made good progress toward completing this review.  It currently expects to file the delinquent Forms 10-Q upon completion of the accounting review and the restatement of its previously issued financial statements expected to result from the review, but not later than February 11, 2013.

The Company issued a press release on November 26, 2012, disclosing the receipt of the NASDAQ notification letter, a copy of which is attached as exhibit 99.1 and furnished herewith.

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “ “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including how promptly we are able to complete our accounting review and the results of that review , as well as those factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01.                      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release dated November 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: November 26, 2012	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer